SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (Date of earliest event reported): May 29, 2002.



                         COMMISSION FILE NUMBER 0-23111

                             A NOVO BROADBAND, INC.
                 (Name of Small Business Issuer in Its Charter)




                DELAWARE                                        31-1239657
    (State or Other Jurisdiction of                          (I.R.S. Employer
     Incorporation or Organization)                         Identification No.)


196 QUIGLEY BLVD., NEW CASTLE, DELAWARE                            19720
(Address of Principal Executive Offices)                        (Zip Code)




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ITEM 5.  OTHER ITEMS.

On May 29, 2002 the Company obtained a one year credit facility from Silicon Valley Bank. Amounts borrowed under the new facility bear interest at an annual rate equal to prime plus 2% and are secured by substantially all of the assets of the Company. Drawings under the new facility are available up to the lesser of $3 million or 80% of the Company's eligible receivables, as defined. Borrowings under the facility are guaranteed by A Novo SA and A Novo Americas LLC, the Company's indirect and direct parents. In connection with the new credit facility, A Novo Americas converted the $5.20 million balance of its bridge loan to the Company into 3,714,058 shares of the Company's common stock, increasing its ownership to approximately 76.8% of the total outstanding common stock.

The Company immediately drew and applied approximately $1.5 million under the new facility to pay off its prior credit facility with Bank of America, which had been in default. The Company expects to use the new credit facility for general corporate purposes, including working capital.




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                                   SIGNATURES

         In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 5, 2002

                            A NOVO BROADBAND, INC.

                            By: /s/ Steve Easterday
                                ----------------------------------------
                                 Steve Easterday
                                 Vice President and Principal Financial Officer